Exhibit 32

CERTIFICATION OF

THE TRUSTEE*

OF THE SAN JUAN BASIN ROYALTY TRUST

PURSUANT TO 18 U.S.C. § 1350

In connection with the accompanying report on Form 10-K for the year ended December 31, 2023, and filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Nancy Willis of Argent Trust Company, on behalf of Argent Trust Company, the Trustee of the San Juan Basin Royalty Trust (the “Trust”),* not in its individual capacity but solely as Trustee of the Trust, hereby certify that:

1.

The Report fully complies in all material respects with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (as explained in Note 1 to the Trust’s financial statements contained in the Report, in accordance with the Securities and Exchange Commission Staff Accounting Bulletin Topic 12:E, Financial Statements of Royalty Trusts, the Trust prepares its financial statements in a manner that differs from generally accepted accounting principles; such presentation is customary to other royalty trusts); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Trust.

ARGENT TRUST COMPANY, AS TRUSTEE OF THE SAN JUAN BASIN ROYALTY TRUST

By:	/s/ Nancy Willis
Name:	Nancy Willis
Title:	Director of Royalty Trust Services

Date: April 1, 2024

*	The Trust has no executive officers.